Fourth Quarter and Full Year 2025 Financial Results February 26, 2026 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice and disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three months and the year ended December 31, 2025 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, including statements with respect to the Company’s expectations regarding the performance of its business and legal finance assets and other nonhistorical statements, as well as the Company’s target metrics and projections, such as modeled realizations and modeled return on invested capital (“ROIC”), that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward- looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, targeted, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information, intellectual property or litigation or business strategy due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers who prosecute and/or defend claims that the Company has financed to exercise due skill and care or the misalignment of their interests or those of their clients with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity about or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) information systems risks or improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC"). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data, such as modeled realizations and modeled ROIC, based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice and disclaimer (continued) Estimates and Assumptions. This Presentation includes certain unaudited financial and business projections, targets and goals with respect to the Company’s future outlook (collectively, the “Estimates”). The Estimates reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Estimates constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in these projections, targets or goals. There can be no assurance that the Estimates will be realized or that actual results will not be materially higher or lower than forecast. The Estimates cannot, therefore, be considered a guarantee of future results of operations, and this information should not be relied upon as such. The inclusion of the Estimates in this Presentation should not be regarded as an indication that the Company or any of its affiliates, officers, directors, employees or representatives considered or considers the Estimates to be necessarily predictive of actual future events, and the Estimates should not be relied upon as such. The inclusion of the Estimates herein should not be deemed an admission or representation by the Company that its management views the Estimates as material information. Neither the Company nor any of its affiliates, officers, directors, employees or representatives has made or makes any representation to any of the Company’s shareholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Estimates or can give any assurance that actual results will not differ materially from the Estimates. Certain of the projected financial information in this Presentation may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP (as defined below), and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-GAAP financial measures in the Estimates to measures calculated in accordance with US GAAP was created or used in connection with preparing the Estimates. In light of the foregoing factors and the uncertainties inherent in the Estimates, readers are cautioned not to place undue reliance on the Estimates. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ESTIMATES WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE ESTIMATES ARE NO LONGER APPROPRIATE OR ARE SHOWN TO BE IN ERROR, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”), return on tangible common equity (“ROTCE”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets, (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders and (iii) ROTCE is an important measure of the Company’s operating and financial performance and is useful to management and investors when assessing the performance of Burford-only capital provision assets. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators (“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non- GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * *

Notice and disclaimer (continued) The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents. .

Burford Reports 4Q25 & FY25 Financial Results “We had a terrific 2025 for new business, with new definitive commitments up 39%. Portfolio modeled realizations increased $700 million to $5.2 billion at year end. In the part of our business where we have less influence – case progress and realizations – we brought in a substantial amount of cash, but our results were impacted by extended case durations and other unrealized fair value adjustments. The quality of the portfolio remains high, and we believe the future is bright in terms of growing the business and the potential for asymmetric upside value for shareholders.” Christopher Bogart Chief Executive Officer Dividend On February 25, 2026, Burford’s board of directors declared a final dividend for the year ended December 31, 2025 of $0.0625 per ordinary share to be paid, subject to shareholder approval at the 2026 annual general meeting, on June 12, 2026 to shareholders of record on May 22, 2026. Conference Call Burford will hold a conference call for investors and analysts at 9.00am EST / 2.00pm GMT on Thursday, February 26, 2026. The dial-in numbers for the conference call are +1 (646) 307-1951 (USA) or +1 (888) 500-3691 (USA and Canada toll free) / +44 (0)20 8610 3526 (UK) or +44 800 524 4258 (UK toll free) and the access code is 74013. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EST / 1.40pm GMT. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/657000184, and pre-registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All information and data in this Presentation is for the three months and year ended December 31, 2025 (“4Q25” and “FY25”, respectively) compared to the three months and year ended December 31, 2024 (“4Q24” and “FY24”, respectively), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

Financial Results: GAAP Consolidated

- Consolidated GAAP net income/(loss) was $72 million for FY25 and $(50) million for 4Q25
- Net income/(loss) attributable to Burford Capital Limited shareholders was $63 million for FY25 and $(37) million for 4Q25

Consolidated (GAAP) *$ in thousands*	FY25	FY24	4Q25	4Q24
Revenues				
Capital provision income/(loss)	476,813	552,066	41,065	82,572
Net realized gains/(losses)	*260,592*	*439,665*	*81,890*	*177,392*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	*(86,454)*	*819*	*(81,911)*	*(62,587)*
Fair value adjustment during the period from YPF-related assets	*272,043*	*127,162*	*35,732*	*(14,620)*
Other capital provision income/(loss)	*30,632*	*(15,580)*	*5,354*	*(17,613)*
Plus/(Less): Third-party interests in capital provision assets	(99,142)	(42,384)	(15,371)	4,256
Asset management income/(loss)	6,312	8,340	878	1,686
Marketable securities income/(loss) and interest	28,760	25,014	6,590	3,968
Other income/(loss)	617	3,051	250	543
Total revenues	**413,360**	**546,087**	**33,412**	**93,025**
Operating expenses				
Compensation and benefits	128,242	123,659	34,279	36,033
Salaries and benefits	*48,444*	*42,418*	*13,085*	*9,657*
Annual incentive compensation	*22,335*	*29,210*	*7,925*	*14,707*
Share-based and deferred compensation	*13,841*	*8,822*	*(3,145)*	*1,673*
Long-term incentive compensation including accruals	*43,622*	*43,209*	*16,414*	*9,996*
General, administrative and other	38,362	31,025	9,833	6,503
Case-related expenditures ineligible for inclusion in asset cost	14,645	801	1,955	(2,233)
Total operating expenses	181,249	155,485	46,067	40,303
Other expenses				
Finance costs	151,015	135,593	41,607	34,161
Foreign currency transactions (gains)/losses and other expenses	(2,936)	1,421	(564)	2,372
Total other expenses	148,079	137,014	41,043	36,533
Income/(loss) before income taxes	**84,032**	**253,588**	**(53,698)**	**16,189**
Provision for/(benefit from) income taxes	11,844	24,005	(4,093)	2,244
Net income/(loss)	**72,188**	**229,583**	**(49,605)**	**13,945**
Less: Net income/(loss) attributable to non-controlling interests	9,616	83,099	(12,108)	26,913
Net income/(loss) attributable to Burford Capital Limited shareholders	**62,572**	**146,484**	**(37,497)**	**(12,968)**

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Financial Metrics Summary FY25 FY24 Capital provision income 331 388 Net realized gains 158 327 Asset management income 36 45 Net income 63 146 Diluted earnings per share 0.28 0.66 Cash receipts 530 699 Dec 31, 2025 Dec 31, 2024 Shareholders’ equity 2,448 2,419 Book value per ordinary share 11.18 11.03 Tangible book value per ordinary share 10.57 10.42 Debt payable 2,128 1,764 Debt/ Net tangible equity 0.9x 0.8x Liquidity (Cash and marketable securities) 621 521 Financial Results Total Segments (Burford-only) Balance Sheet & Liquidity Measures Total Segments (Burford-only) 7 ROTCE (%) 3 years (2023-2025) Rolling return on tangible common equity2 13% 1) Modeled realizations reflect expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates. These data are not a forecast of future results. See additional information on slides 29-30 and “Notice and disclaimer” on slides 2-4. 2) Rolling return on tangible common equity is shown for the trailing three-year period and is calculated as the average of the fiscal year net income/(loss) attributable to Burford Capital Limited shareholders in each annual period divided by the average of the tangible common equity as of the end of each fiscal year during the measurement period, including the fiscal year-end immediately preceding the measurement period. See “Notice and disclaimer” on slides 2-4. Portfolio Metrics Principal Finance New definitive commitments 872 627 Deployments 459 401 Realizations 458 641 Modeled realizations1 ($bn) 5.2 4.5 $ in millions except per share data and as otherwise noted

Key Messages on 4Q25 & FY25 Results and Our Business

Key Messages on FY25 Results

1 Strong new business driving growth

- New definitive commitments of $872 million in FY25, up 39% compared to FY24
- Portfolio base (deployed cost plus undrawn definitive commitments) grew 20% in FY25, well ahead of the pace needed to double by 2030
- Deployments of $459 million in FY25, up 15% compared to FY24

2 Realization activity remained high in 2025 after record 2024

- Realizations hit a new three-year rolling average record
- $458 million in FY25 realizations, compared to $641 million in FY24, with variance driven by several large realizations in FY24 that did not recur
- 69 assets generated proceeds in FY25 compared to 71 assets in FY24, demonstrating overall activity remains high after record realization levels in FY24

3 Capital provision income down 15%

- Capital provision income of $331 million in FY25, down from $388 million in FY24
- Combined effect of fewer large wins, fewer large positive milestones and higher unrealized losses for idiosyncratic reasons including duration and counterparty insolvency (see details slides 12-15)

4 Portfolio positioned to generate substantial cash proceeds

- $530 million of cash receipts in FY25 underscores the diversified and persistent capacity of the platform
- Modeled realizations[1] grew by approximately $700 million to $5.2 billion in FY25

$7.5 billion

Group-wide portfolio

(as of December 31, 2025)



5.7
1.8
3.9
1.8
0.4
1.4
Principal Finance Segment
Asset Management & Other Services Segment
Fair value
Undrawn commitments

NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or adjusted Burford-only basis, as applicable, unless otherwise noted. See "*Other Reconciliations*" and "*Glossary*" sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations. In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

1) Modeled realizations reflect expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates. These data are not a forecast of future results. See additional information on slides 29-30 and "Notice and disclaimer" on slides 2-4.

9

950 1,218 1,465 1,552 1,603 1,740 347 523 592 592 774 1,108 1,297 1,741 2,057 2,144 2,377 2,848 2020 2021 2022 2023 2024 2025 Deployed cost Undrawn definitive commitments New business generation surged in 2025 providing a strong start for 2030 growth targets 10 New definitive commitments Principal Finance ($ in millions) Key Messages 627 872 FY24 FY25 Portfolio base Principal Finance – Deployed cost plus undrawn definitive commitments (ex-YPF related assets) as of year end ($ in millions) 17% CAGR 20% 39%

Realization activity remains high with the largest contributors driving absolute dollars 11 • Realization activity continues a strong pace with 69 assets generating proceeds in FY25 compared to 71 in FY24, with realization dollars lagging the prior year level due to variance in the largest contributors • While FY25 and FY24 realizations were supported by a similar number of assets contributing $10 million or more, there were more large, chunky realizations in FY24 resulting in a higher contribution from those large case recoveries • On a rolling three-year basis, a time period more aligned with the weighted average life of concluded assets, realizations continue to climb 228 367 553 694 746 840 829 951 1,111 1,471 1,556 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Rolling 3Y realizations Rolling three-year realizations Principal Finance (excluding private fund interests) ($ in millions) $505 $131 $5 $347 $105 $6 Greater than $10M Between $1 to 10M Less than $1M FY24 ($) FY25 ($) Realizations by individual asset contribution – FY25 vs FY24 Principal Finance ($ in millions) FY25 Realizations $458m # of assets 69 FY24 Realizations $641m # of assets 71 1416 3034 2521 # of Assets Key Messages

Portfolio generated plenty of wins in 2025…but duration and unrealized losses weighed on results 12 • Capital provision income in FY25 saw higher asset-level gains as well as higher asset-level losses when compared to FY24 • However, the higher asset losses were largely unrealized in nature – Driven by the extension of expected duration assumptions in the valuation models for certain assets, as well as some case developments – The following case studies, relating to matters where Burford’s funding is publicly disclosed, provide incremental insight on some of the assets’ progress and each’s impact on its fair value model Key Messages 579 331248 Gains Losses Capital provision income 508 388120 Gains Losses Capital provision income Capital provision income – gains/losses breakout1 Principal Finance ($ in millions) FY25FY24 212 15854 Gains Losses Net realized gains 361 32734 Gains Losses Net realized gains FY25FY24 Net realized gains – gains/losses breakout Principal Finance ($ in millions) Asset-level breakout Asset-level breakout 1) “Other capital provision income/(loss)”, which include FX impact for the period, is reflected in “Gains” for purposes of this illustrative breakout.

Sysco proteins antitrust cases are proceeding well, but extended duration caused an unrealized loss 13 Key Messages • Efforts by Pilgrim’s Pride to force a settlement upon us were rejected by the court, which noted that subsequent case developments favorable to plaintiffs would suggest higher settlement values • Ruling is a good result because it enables us to pursue a more attractive settlement – the return of the prior settlement in 1Q26, is a price worth paying Track 1 claims survived summary judgment; track 2 cases are still in discovery but track 1 surviving summary judgment is a strong sign for track 2 Pork Beef Chicken Awaiting class certification ruling before expert discovery will proceed Trial scheduled for October 2026Turkey Past summary judgment and headed for trial NOTE: The case remains in active litigation, and all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. • Duration and litigation costs have extended, resulting in a reduction of $22 million in fair value during FY25 across all Sysco proteins antitrust cases RECENT SIGNIFICANT WIN FOR BURFORD IN SEVENTH CIRCUIT COMPLEX LITIGATION TAKES TIME AND CREATES NOISE

Food distributor bankruptcy caused an unrealized loss despite positive case outlook 14 Key Messages • Client was the largest independent wholesale food distributorship in the US with $4 billion of annual revenue • Burford provided capital in connection with the client’s significant claims in the proteins antitrust cases • Client went into Chapter 11 in May 2025 • Notwithstanding bankruptcy, claims are still being settled and paying cash proceeds NOTE: The case remains in active litigation, and all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. CASE OVERVIEW CLIENT INSOLVENCY PROCEEDINGS AND IMPACT ON BURFORD RESULTS OUTLOOK • Claims are being paid and we expect a recovery • Bankruptcy process is uncertain at present, but even if we end up as a pari passu unsecured creditor we still expect to achieve some recovery and perhaps even a full recovery of our principal and some profit • Obviously, it is unhelpful when our clients go into Chapter 11 • Worse still, a bankruptcy judge excluded us from the secured creditor pool, which is being appealed • In the interim, the posture of the matter caused a meaningful reduction of $25 million in fair value during FY25

Mining arbitration unrealized loss with dual path to recovery 15 Key Messages • Australian mining company invested more than A$400 million into developing the Mbalam-Nabeba Iron Ore Project in the Republic of Congo, relying on passage through Cameroon to access shipping • After the mines were in the process of being developed for over a decade, in 2020 the two governments revoked the company’s permits and awarded them instead to the same Chinese company, which was also awarded the revoked licenses of two other companies, on the same day • Company commenced arbitrations against both Republic of Congo and Cameroon, both financed by Burford, with Burford’s recovery coming from either case NOTE: The case remains in active litigation, and all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. CASE PROGRESS IMPACT ON BURFORD RESULTS • In the Republic of Congo case, an arbitration tribunal recently ruled against the company • Company disagrees and has filed for the English courts to overturn the arbitral award • The Cameroon case is submitted and awaiting decision from a different tribunal • Cases where we have two ways to win are obviously more valuable than cases with a binary outcome, and so when we lose one of the two ways to win, that reduces the fair value of the portfolio because the risk has gone up • Latest developments led to a reduction of $10 million in fair value during FY25 • However, if we win against Cameroon, or if company gets the English court to overturn the Republic of Congo award, we could well recover our entire entitlement regardless of this unrealized loss as the cases are cross-collateralized CASE OVERVIEW

YPF-related assets: We remain well-positioned to monetize 16 • We believe YPF-related assets will ultimately deliver a ten-figure recovery for Burford, but litigation risk remains • Final judgment a complete win against Argentina of $16 billion, at the high end of the possible range of damages • Argentina has appealed to the Second Circuit Court of Appeals; oral argument held on October 29, 2025 with decision to follow in the months to come • Fair value of YPF-related assets of $1.7 billion as of December 31, 2025 • Among other enforcement actions globally, on June 30, 2025, the US District Court for the Southern District of New York ordered Argentina to turn over its Class D shares of YPF to partially satisfy the judgment; that order is also currently under appeal to the Second Circuit Court of Appeals YPF CASES’ PROCESS 1 Expected Burford-only net entitlement 2 Around 35% of proceeds from Petersen case Around 82% of proceeds from Eton Park case ENFORCEMENT PROCESS September 15, 2023 FINAL JUDGMENT APPEAL BY ARGENTINA 1) While Burford offers in this Presentation its views and interpretation of the ruling, those are qualified in their entirety by the actual text of the ruling, and we caution that investors cannot rely on Burford’s statements in preference to the actual ruling. In the event of any inconsistency between this Presentation and the text of the actual ruling, the text of the actual ruling will prevail and be dispositive. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. Moreover, the case remains in active litigation, and all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Finally, Burford is and will continue to be constrained by legal privilege and client confidences in terms of the scope of its ability to speak publicly about the case or the ruling. Burford also cautions that there are meaningful remaining risks in the case, including appeals, enforcement and collateral litigation in other jurisdictions. Moreover, litigation matters often resolve for considerably less than the amount of any judgment rendered by the courts and to the extent that any settlement or resolution discussions occur in this case no public communication about those discussions will be possible until their conclusion. 2) In both Petersen and Eton Park, these numbers are approximations and will vary somewhat depending on the ultimate level of case costs by the end of the case, as we expect continued significant spending on the case. Key Messages

Key Messages

YPF-related assets: Significant ongoing activity

AWAITING DECISION FROM COURT OF APPEALS ON MAIN APPEAL

- Oral argument held on October 29, 2025; decision likely (but not certain) in 2026

DISTRICT COURT ACTIVELY ENFORCING JUDGMENT

- Nine hearings in the last seven months
- Three-day evidentiary hearing on contempt, sanctions and other issues including Argentina's gold reserves set for April 2026

OTHER APPEALS BEING SCHEDULED FOR ARGUMENT[1]: WEEK OF APRIL 13 UNDER CONSIDERATION

- Turnover of YPF shares
- Discovery of off-channel communications (WhatsApp, Gmail, etc.)
- YPF's procedural appeal on discovery

ENFORCEMENT PROCEEDINGS UNDERWAY IN EIGHT FOREIGN JURISDICTIONS

- Substantial hearings on jurisdiction and sovereign immunity occurring in many jurisdictions during 2026

17

1) The frivolous appeal by R4ARG, an Argentine pro se intervenor, is also likely to be scheduled alongside the other appeals.

Total Segments

Total Segments

Financial Results: Total Segments (Burford-only)

- Capital provision income was $23 million in 4Q25 and $331 million in FY25, down from $388 million in FY24, due to lower realized gains, as well as higher unrealized losses in certain assets where duration extension or other idiosyncratic developments impacted fair value
- Asset management income was $15 million in 4Q25 and $36 million in FY25, down from $45 million in FY24, primarily due to lower profit-sharing income from BOF-C and partially offset by higher performance fee income from Advantage Fund in FY25
- Operating expenses were $45 million in 4Q25 and $174 million in FY25, up from $153 million in FY24, driven by the increases in case-related expenditures and G&A

Total Segments (Burford-only) *$ in thousands*	FY25	FY24	4Q25	4Q24
Revenues				
Capital provision income/(loss)	330,937	388,124	22,517	45,900
Net realized gains/(losses)	*157,744*	*327,174*	*64,629*	*141,637*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	*144,131*	*76,001*	*(47,216)*	*(78,493)*
Other capital provision income/(loss)	*29,062*	*(15,051)*	*5,104*	*(17,244)*
Asset management income/(loss)	36,024	44,627	15,243	15,357
Other income/(loss)	29,088	27,629	6,798	4,435
Total revenues	**396,049**	**460,380**	**44,558**	**65,692**
Operating expenses				
Compensation and benefits	128,242	123,659	34,279	36,033
General, administrative and other	38,049	30,452	9,820	6,502
Case-related expenditures ineligible for inclusion in asset cost	7,268	(1,057)	1,100	(2,458)
Total operating expenses	173,559	153,054	45,199	40,077
Other expenses				
Finance costs	151,015	135,593	41,607	34,161
Foreign currency transactions (gains)/losses and other expenses	(2,941)	1,244	(658)	2,178
Total other expenses	148,074	136,837	40,949	36,339
Income/(loss) before income taxes	**74,416**	**170,489**	**(41,590)**	**(10,724)**
Provision for/(benefit from) income taxes	11,844	24,005	(4,093)	2,244
Net income/(loss)	**62,572**	**146,484**	**(37,497)**	**(12,968)**
Per diluted ordinary share	**0.28**	**0.66**	**(0.17)**	**(0.06)**

19

Segments: Principal Finance

Segment Results 21 Principal Finance Segment $ in thousands FY25 FY24 4Q25 4Q24 Revenues Capital provision income/(loss) 330,937 388,124 22,517 45,900 Net realized gains/(losses) 157,744 327,174 64,629 141,637 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) 144,131 76,001 (47,216) (78,493) Other capital provision income/(loss) 29,062 (15,051) 5,104 (17,244) Other income/(loss) 28,471 24,578 6,548 3,892 Total revenues 359,408 412,702 29,065 49,792 Operating expenses Compensation and benefits 107,770 101,758 31,694 22,504 General, administrative and other 32,301 25,012 9,114 5,380 Case-related expenditures ineligible for inclusion in asset cost 7,268 (1,057) 1,100 (2,458) Total operating expenses 147,339 125,713 41,908 25,426 Other expenses Finance costs 151,015 135,593 41,607 34,161 Foreign currency transactions (gains)/losses and other expenses (2,615) 1,244 (384) 2,178 Total other expenses 148,400 136,837 41,223 36,339 Income/(loss) before income taxes 63,669 150,152 (54,066) (11,973) Principal Finance Segment

Portfolio Snapshot 22 2,009 2,318 2,636 3,432 3,571 3,912 1,010 1,132 1,307 1,408 1,633 1,783 3,019 3,450 3,943 4,840 5,204 5,696 2020 2021 2022 2023 2024 2025 Fair value Undrawn commitments Portfolio by fair value and undrawn commitments Capital provision assets as of year end ($ in millions) 950 1,218 1,465 1,552 1,603 1,740 245 279 349 509 503 483 813 821 823 1,372 1,465 1,689 2,009 2,318 2,636 3,432 3,571 3,912 2020 2021 2022 2023 2024 2025 Deployed cost (ex YPF-related assets) Fair value gains (ex YPF-related assets) Fair value of YPF-related assets Portfolio fair value components Capital provision assets with YPF-related assets breakout as of year end ($ in millions) Portfolio exposure Deployed cost of capital provision assets (ex YPF-related assets) as of December 31, 2025 ($ in millions) Principal Finance Segment 21% 21% 20% 18% 6% 4% 10% 52% 27% 18% 3% North America Global EMEA Asia/Other Antitrust Mixed portfolio Arbitration Other $1,740 million IP Contract Asset recovery $1,740 million Geography Asset type

Principal Finance Segment

Capital Provision Income and Fair Value Bridge

($ in millions)	FY25	FY24	4Q25	4Q24
Net realized gains/(losses)	157,744	327,174	64,629	141,637
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	(31,751)	(8,579)	(68,533)	(68,663)
Total realized and unrealized gains/(losses), ex YPF-related assets	**125,993**	**318,595**	**(3,904)**	**72,974**
Fair value adjustment during the period from YPF-related assets	175,882	84,580	21,317	(9,830)
Other capital provision income/(loss)	29,062	(15,051)	5,104	(17,244)
Total capital provision income/(loss)	**330,937**	**388,124**	**22,517**	**45,900**

Fair value of capital provision assets



FY25 Bridge
3,571
457
245
75
19
444
27
3,912
Fair value as of Dec 31, 2024
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange impact
Fair value as of Dec 31, 2025
Income for the Period



4Q25 Bridge
3,903
133
61
4
47
143
1
3,912
Fair value as of Sep 30, 2025
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange impact
Fair value as of Dec 31, 2025
Income for the Period

1) "Duration impact (passage of time)" represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period.
2) "Change in discount rate" represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the start of the measurement period applied to the portfolio as of the end of the measurement period.
3) "Milestones and other model impacts" represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration.

23

New Business • Definitive undrawn commitments were $1.1 billion as of December 31, 2025, up 43% from $774 million as of December 31, 2024, with $872 million of new definitive commitments partially offset by $459 million of deployments in FY25 • New definitive commitments of $872 million in FY25 were up 39% from FY24, comprised of $692 million of newly originated matters, along with $179 million of new case commitments added to existing portfolios • Deployments were $130 million in 4Q25 and $459 million in FY25, up 15% from $401 million in FY24 New definitive commitments by risk band ($ in millions) 24 Principal Finance Segment 110 53 188 42 60 80 106 46 101 15 32 36 48 68 217 40 36 30 22 43 94 38 33 99 158 55 247 121 203 158 361 119 235 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments As of December 31, 2025 ($ in millions) 1,108 628 47 Definitive Discretionary Legal risk $1,783 Deployments ($ in millions) 78 59 132 72 126 130 81 119 130 83 68 133 74 126 130 81 119 130 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 denotes deployments related to interests in private funds Modeled risk of total loss 343 332 116 361 161 179 627 872 FY24 FY25 389 459401 459 FY24 FY25 (chart scale adjusted) (chart scale adjusted)

Principal Finance Segment

Portfolio Realizations and Realized Gains

- Realizations were $148 million in 4Q25 and $458 million in FY25, down from $641 million in FY24, due to fewer large asset-level individual contributors
- Asset-level activity remained robust overall, with 69 assets contributing to realizations in FY25 compared to 71 assets in FY24
- Realization contributions remain well diversified in FY25 with 14 assets generating $10 million or more and eight of those assets generating $20 million or more
- 4Q25 net realized gains implied a ROIC of 78% on 4Q25 realizations, while the FY25 ROIC of 53% is impacted by a large corporate monetization asset that concluded in 1Q25 delivering a 25% ROIC and 40% IRR

Realizations
($ in millions)



237
222
63
61
157
155
168
165
253
244
163
149
62
58
85
85
148
144
denotes realizations related to interests in private funds
(chart scale adjusted)
641
625
458
435
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
FY24
FY25

Net Realized Gains
($ in millions)

	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	FY24	FY25
Principal Finance	63	30	99	56	142	35	27	32	65	327	158
Excluding private fund interests	63	29	99	56	140	31	25	32	63	325	151
Implied ROIC[1]	40%	89%	179%	52%	135%	26%	76%	60%	78%	108%	53%

FY24 + FY25 ROIC = 81%

1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds (formerly referred to as capital provision-indirect).

25

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through December 31, 2025 ($ in millions) 79% of concluded case commitments were deployed $2,601 Commitments Adjudication-losses 78% ($1,610) of deployments settle in 2.5 years2 Settlement 8% ($156) of deployments go to adjudication and lose 14% ($294) of deployments go to adjudication and win in 3.0 years2 Adjudication-gains $1,017 Realizations 49% IRR 245% ROIC $2,060 Deployments $3,767 Realizations $20 Realizations -87% ROIC $2,730 Realizations 22% IRR 69% ROIC 83% ROIC 26% IRR 2.6 years2 WAL TOTAL • Burford has generated consistently high returns on $3.8 billion of realizations since inception in 2009 through December 31, 2025 • Cumulative ROIC and IRR on realizations remained steady at 83% and 26%, respectively, following 4Q25 realization activity • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet as a limited partner in the Advantage Fund, which generally invested in legal finance assets with a lower risk/return profile. 2) Average life weighted by realizations. Principal Finance Segment 26

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through December 31, 2025, 60 matters representing 13% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 15% of deployments experienced losses, but when that occurred, we recovered 30% of deployed cost, resulting in a 10.2% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $301 ($210) $1,220 $518 $264 $360 $275 $1,039 $2,060 ($210) $1,917 15% of total 59% of total 27% of total 13% of total 19% of total 13% of total 54% of total Concluded (fully and partially) assets arrayed by ROIC From inception through December 31, 2025 ($ in millions) Cumulative weighted average ROIC 83% Gains Losses >700 % R O IC 27 Principal Finance Segment 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. 1

Principal Finance Segment

Historical Track Record by Vintage

As of December 31, 2025
($ in millions)

Total Deployments[1]	
Concluded	$2,060
Active	$1,846
WAL of active deployed cost	3.3 years

Realized since inception[2]	
IRR	26%
ROIC	83%
WAL[3]	2.6


Realizations
Deployments
Active
Concluded
12
40
15
90
188
16
79
78
57
116
38
73
13
124
160
126
110
379
165
259
353
144
236
366
140
185
426
154
191
449
111
95
160
192
241
420
323
110
203
126
145
235
165
83
107
156
14

Vintage	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
IRR[2]	32%	18%	0%	41%	22%	10%	131%	14%	15%	29%	78%	30%	30%	33%	51%	46%	nm
ROIC[2]	251%	108%	(2)%	103%	94%	31%	242%	36%	55%	131%	135%	68%	74%	85%	61%	29%	161%
WAL[3] (realized)	4.8	4.7	2.5	2.1	3.6	2.8	2.9	2.7	3.3	3.7	1.8	2.1	2.1	2.2	1.2	1.2	0.5

NOTE: Subtotals less than $10 million are not labeled on bar chart.

1) Deployments shown in the chart are reflected in the vintage year of the related asset commitment, while actual cash deployment is typically staged over the life of an asset. The WAL of active deployed cost is based on the actual timing of cash outflows as opposed to vintage year.
2) ROIC and IRR calculations reflect realizations from both fully and partially concluded assets.
3) WAL for fully and partially concluded assets is weighted based on realizations.

28

Principal Finance

Modeled realizations: Portfolio growth scales realization and earnings capacity

- Modeled realizations for the current portfolio (ex YPF-related assets) were $5.2 billion as of December 31, 2025, up from $4.5 billion as of December 31, 2024
- Strong new business drove the increase, adding approximately $1.4 billion of modeled realizations on $872 of new definitive commitments in FY25, which is adjusted to reflect that some portion of commitments may not be deployed
- Impact of new business was offset by actual realizations of $458 million in FY25, as well as a net reduction of approximately $300 million on modeled realizations for the active portfolio
- Implied ROIC on modeled realizations remained consistent at 110%

Modeled realizations bridge – As of December 31, 2025 vs. 2024

Principal Finance (ex YPF-related assets)

($ in billions)


4.5
110% Modeled ROIC
1.4
0.5
0.3
5.2
110% Modeled ROIC
Modeled Realizations as of Dec 31, 2024
(1) Modeled Realizations from 2025 New Definitive Commitments
(2) Actual FY25 Realizations
(3) Net Change in Portfolio
Modeled Realizations as of Dec 31, 2025

Note: Modeled realizations reflect expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates.

1) Modeled realizations from new definitive commitments reflect the expected future realizations from new definitive commitments added during the bridge period based on probabilistic modeling, incorporating a probabilistic estimate of the percentage of commitments to be deployed, and adjusted by an experience factor based on historical modeling accuracy rates.
2) Actual FY25 realizations reflect reported FY25 realizations for the Principal Finance segment excluding amounts related to interests in private funds. By definition, actual realizations will always reduce the modeled realizations in a given bridge period.
3) Net change in portfolio captures the net change in modeled realizations across the active portfolio during the bridge period, including the variance between actual FY25 realizations and the modeled realizations on those same assets as of December 31, 2024.

NOT A PROJECTION – SEE DISCLAIMER ON PAGES 2-4

29

Principal Finance

Modeled realizations (ex YPF-related assets) continue to support significant cash proceeds over time

Active portfolio[1]
as of December 31, 2025



Win Node[2]
$12.8
($ in billions)
Litigation Risk Premium[3] and Duration[4]
Fair Value
$2.2
Net Unrealized Gains
Deployed Cost
$1.7
Cost

MODELED AT FULL CONCLUSION

Modeled Realizations[5]	Modeled ROIC[6]	Implied asset management cash receipts[8]
$5.2 billion	**110%** *Based on $2.5 billion estimated total deployed cost[7]*	**~$350 million**

1) Excludes the impact of balance sheet interests in private funds.
2) Win Node: Highest expected entitlement based on an adjudicated win scenario or highest potential outcome across the portfolio.
3) Litigation Risk Premium: Reflects the uncertainty inherent in estimated future cash flows, primarily driven by litigation risk, and adjusted as a result of observable litigation events (milestones).
4) Duration: Impact of discounting over the estimated remaining duration of portfolio assets.
5) Modeled Realizations: Expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates.
6) Modeled ROIC: Return on invested capital based on adjusted modeled realizations and estimated deployed cost.
7) Estimated Deployed Cost: Current deployed cost plus expected additional deployed cost for capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio.
8) Reflects additional asset management cash receipts from profit-sharing income and performance fees implied by expected future realizations, including the collection of current receivables that have already been recognized as revenue.

Note: Calculation derived from our internal modeling of individual matters and of our portfolio as a whole. These data are not a forecast of future results. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of our internal models. The inherent nature of probabilistic modeling is that actual results will differ from the modeled results, and such differences could be material. The modeling data included in this Presentation are for informational purposes only. No statement in this Presentation is intended to be a profit forecast or be relied upon as a guide to future performance. In particular, past performance is no guide to future performance.

30

NOT A PROJECTION – SEE DISCLAIMER ON PAGES 2-4

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands FY25 FY24 4Q25 4Q24 Revenues Asset management income/(loss) 36,024 44,627 15,243 15,357 Other income/(loss) 617 3,051 250 543 Total revenues 36,641 47,678 15,493 15,900 Operating expenses Compensation and benefits 20,472 21,901 2,585 13,529 General, administrative and other 5,798 5,440 706 1,122 Case-related expenditures ineligible for inclusion in asset cost - - - - Total operating expenses 26,220 27,341 3,291 14,651 Other expenses Finance costs - - - - Foreign currency transactions (gains)/losses and other expenses (326) - (274) - Total other expenses (326) - (274) - Income/(loss) before income taxes 10,747 20,337 12,476 1,249 Segment Results 32

Asset Management and Other Services Segment

Asset Management Income and Portfolio

- Asset management income was $15 million in 4Q25 and $36 million in FY25, compared to $45 million in FY24, primarily due to lower profit-sharing income from BOF-C and partially offset by higher performance fee income from Advantage Fund in FY25
- Cash receipts from asset management were $32 million in FY25, up from $26 million in FY24 and at the same level as the prior annual record in FY23
- Fair value and undrawn commitments within private funds totaled $1.8 billion as of December 31, 2025, with BOF-C lower compared to December 31, 2024 due primarily to BOF-C not participating in commitments to new assets during FY25
- Private funds portfolio expected to continue to decline in size in coming years with focus on funding portfolio from the balance sheet



Asset management income
($ in millions)
29
12
6
11
56
47
2
7
64
56
8
45
36
2
7
36
12
19
5
FY21
FY22
FY23
FY24
FY25
Management fees
Performance fees
Income from profit sharing



Cash receipts from asset management
($ in millions)
18
15
32
26
32
FY21
FY22
FY23
FY24
FY25



Portfolio of private funds[1]
As of period end
($ in millions)
1,883
683
1,200
2,204
889
1,315
2,330
1,045
1,285
2,185
1,082
1,103
1,782
949
833
FY21
FY22
FY23
FY24
FY25
Funds
BOF-C

1) Represents third-party fair value and undrawn commitments.

33

Asset Management and Other Services Segment

Private Funds Summary Table

	As of December 31, 2025 ($ in millions)						
Fund	Investor Commitments Closed	Asset Commitments to Date	Asset Deployments to Date	Assets Under Management [1] (AUM)	Fee Structure [2] (management/performance)	Performance Fee Waterfall	Investment Period End
BCIM Partners II, LP [3]	260	253	189	126	Class A: 2%/20% Class B: 0%/50%	European	12/15/15
BCIM Partners III, LP	412	447	335	421	2%/20%	European	1/1/20 [4]
Burford Opportunity Fund LP and Burford Opportunity Fund B LP (BOF)	300	404	311	348	0.5%/20%	European	12/31/21 [5]
BCIM Credit Opportunities, LP (COLP)	488	699	695	390	1% on undrawn & 2% on funded / 20% incentive	European	9/30/19 [4]
Burford Alternative Income Fund LP [3] (BAIF)	327	678	664	255	1.5%/10%	European	4/4/22
Burford Alternative Income Fund II LP (BAIF II)	350	380	336	391	1.5%/12.5%	European	9/11/25
Burford Advantage Master Fund LP (Advantage Fund)	360	370	368	284	Profit split [6]	American	12/24/24
Burford Opportunity Fund C LP [3] (BOF-C)	766	1,303	846	957	Expense reimbursement + profit share	Hybrid	12/31/24
Total Private Funds Platform	3,263	4,534	3,744	3,172			

1) Assets under management of $3,172 million reflects the fair value of the capital invested in private funds and individual capital vehicles plus the capital that we are entitled to call from investors in those private funds and vehicles. The total portfolio value shown for our Asset Management and Other Services segment of $1,782 million reflects the fair value of portfolio assets plus the undrawn commitments to portfolio assets, and also excludes the balance sheet's interest in the Advantage Fund, which is reflected in the portfolio value for our Principal Finance segment.
2) Management fees are paid to BCIM for investment management and advisory services provided to our private funds. The management fee rates set forth in the table above are annualized and applied to an asset or commitment base that typically varies between a private fund's investment period and any subsequent periods in the fund term. We no longer earn any management fees from BCIM Partners II, LP, BCIM Partners III, LP, COLP and BAIF. As of September 2025, we also no longer earn any management fees from BAIF II. Performance fees represent carried interest applied to distributions to a private fund's limited partners after the return of capital contributions and preferred returns.
3) Includes amounts related to "sidecar" funds.
4) Ceased commitments to new legal finance assets in the fourth quarter of 2018 due to capacity.
5) Ceased commitments to new legal finance assets in the fourth quarter of 2020 due to capacity.
6) The Advantage Fund does not have a traditional management and performance fee structure but instead provides the first 10% of annual simple returns to the fund investors while we retain any excess returns. However, if the Advantage Fund produces returns in excess of 18% (which are supranormal for this level of risk), a level of sharing with the fund investors would take effect, but we do not expect that to occur.

34

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2024 B. Cash receipts C. Proceeds from debt issuance net of interest expense, issuance costs and redemptions D. Operating expenses net of change in payables E. Dividends and acquisitions of ordinary shares into treasury F. Cash balance before deployments G. Adjusted Burford-only deployments H. Cash and marketable securities as of December 31, 2025 36 530 244 172 43 459 521 1,080 621 A B C D E F G H FY25 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $621 million as of December 31, 2025, up from $521 million as of December 31, 2024, driven in part by our issuance of $500 million of 7.50% Senior Notes due 2033 in July 2025 • Cash receipts were $107 million in 4Q25 and $530 million in FY25, compared to $699 million in FY24 • Due from settlement balance was $165 million as of December 31, 2025, with 73% of the $184 million balance as of December 31, 2024 collected in FY25 109 138 107 310 144 258 48 118 107 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 699 530 FY24 FY25 (chart scale adjusted)

Operating Expenses

- Operating expenses were $45 million in 4Q25 and $174 million in FY25, up from $153 million in FY24, driven by the increases in case-related expenditures and G&A
- Share-based and deferred compensation of $14 million in FY25 increased due to the mechanical expense acceleration of tenure-based awards that vested but were not paid out
- General, administrative and other expenses of $38 million in FY25 increased due to higher professional fees
- Operating expenses were 44% of total revenues in FY25, remaining below 2021-22 levels despite revenue headwinds in FY25
- Operating expenses were 2.3% of the group-wide portfolio value in FY25, remaining well within the range of recent years

Operating expense detail

Total Segments (Burford-only)
($ in millions)

$ in thousands	FY25	FY24	4Q25	4Q24
Compensation and benefits				
Salaries and benefits	*48,444*	*42,418*	*13,085*	*9,657*
Annual incentive compensation	*22,335*	*29,210*	*7,925*	*14,707*
Share-based and deferred compensation	*13,841*	*8,822*	*(3,145)*	*1,673*
Long-term incentive compensation including accruals	*43,622*	*43,209*	*16,414*	*9,996*
Total compensation and benefits	128,242	123,659	34,279	36,033
General, administrative and other	38,049	30,452	9,820	6,502
Case-related expenditures ineligible for inclusion in asset cost	7,268	(1,057)	1,100	(2,458)
Total operating expenses	173,559	153,054	45,199	40,077

Operating expenses as % of total revenues

Total Segments (Burford-only)



76%
17%
59%
49%
15%
34%
27%
4%
23%
33%
6%
27%
44%
12%
32%
2021
2022
2023
2024
2025
Compensation and benefits
Other

Operating expenses as % of group-wide portfolio

Total Segments (Burford-only)
As of period end



2.7%
2.0%
3.7%
1.0%
2.7%
2.1%
2.3%
2021
2022
2023
2024
2025
2023 carry accrual from YPF-related assets

37

Debt Structure and Ratios

- Debt payable of $2,128 million as of December 31, 2025, up from $1,764 million as of December 31, 2024, driven by our issuance of $500 million of 7.50% Senior Notes due 2033, offset by the scheduled redemption of bonds that matured in August 2025
- In January 2026, issued $500 million of 8.50% Senior Notes due 2034, offset by the redemption of 5.000% bonds due 2026, which is reflected on a pro forma basis
- WAL of outstanding debt is 4.7 years (5.7 years pro forma), compared to 2.6 years for our concluded and partially concluded portfolio track record, and 3.3 years for active deployments as of December 31, 2025
- Ratio of consolidated indebtedness to net tangible equity remains largely consistent and well within our covenant thresholds

Maturity of debt outstanding
($ in millions)
As of period end



219
400
360
675
500
500
2026[2]
2027
2028
2029
2030
2031
2032
2033
2034[3]
Pro forma

Weighted average life (WAL)

Debt outstanding	Concluded assets[1]	Active deployments
4.7 yrs	2.6 yrs	3.3 yrs
(Pro Forma) 5.7 yrs		

Weighted average cost of debt 7.5%

(Pro forma) 7.9%

Consolidated indebtedness / net tangible equity[4]
As of period end



1.5x-2.0x US bond covenant level
0.8x
0.9x
December 31, 2024
December 31, 2025

NOTE: Pro forma figures shown for December 31, 2025 adjusted to reflect the new issuance of $500 million of 8.50% Senior Notes due 2034 on January 15, 2026, as well as the redemption in full of the 5.000% bonds due 2026 on January 30, 2026.

1) Weighted by realizations as of December 31, 2025.
2) Sterling denominated debt converted to US Dollars using exchange rate of $1.3491 as of December 31, 2025.
3) Issuance of $500 million aggregate principal amount of the 8.50% Senior Notes due 2034 was completed on January 15, 2026.
4) See reconciliations for details on calculating consolidated indebtedness as a percentage of net tangible equity. Represents calculations under the 6.250% Senior Notes due 2028 and the 6.875% Senior Notes due 2030. See reconciliations for calculations of consolidated indebtedness as a percentage of consolidated equity under the 9.250% Senior Notes due 2031, the 7.50% Senior Notes due 2033 and the 8.50% Senior Notes due 2034.

38

Burford’s value proposition for investors 39 Deliver growth, cash and ROE from the legal finance portfolio Monetize YPF-related assets Introduce new revenue streams within the legal ecosystem

Consolidated Financial Statement Reconciliations

Statement of Operations - Three Months Ended December 31, 2025 and 2024

($ in thousands)	Three months ended December 31, 2025			Three months ended December 31, 2024		
	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 41,065	$ (18,548)	$ 22,517	$ 82,572	$ (36,672)	$ 45,900
Plus/(Less): Third-party interests in capital provision assets	(15,371)	15,371	–	4,256	(4,256)	–
Asset management income/(loss)	878	14,365	15,243	1,686	13,671	15,357
Marketable securities income/(loss) and interest	6,590	(42)	6,548	3,968	(76)	3,892
Other income/(loss)	250	–	250	543	–	543
Total revenues	**33,412**	**11,146**	**44,558**	**93,025**	**(27,333)**	**65,692**
Operating expenses						
Compensation and benefits						
Salaries and benefits	13,085	–	13,085	9,657	–	9,657
Annual incentive compensation	7,925	–	7,925	14,707	–	14,707
Share-based and deferred compensation	(3,145)	–	(3,145)	1,673	–	1,673
Long-term incentive compensation including accruals	16,414	–	16,414	9,996	–	9,996
General, administrative and other	9,833	(13)	9,820	6,503	(1)	6,502
Case-related expenditures ineligible for inclusion in asset cost	1,955	(855)	1,100	(2,233)	(225)	(2,458)
Total operating expenses	**46,067**	**(868)**	**45,199**	**40,303**	**(226)**	**40,077**
Operating income/(loss)	**(12,655)**	**12,014**	**(641)**	**52,722**	**(27,107)**	**25,615**
Other expenses						
Finance costs	41,607	–	41,607	34,161	–	34,161
Foreign currency transactions (gains)/losses and other expenses	(564)	(94)	(658)	2,372	(194)	2,178
Total other expenses	**41,043**	**(94)**	**40,949**	**36,533**	**(194)**	**36,339**
Income/(loss) before income taxes	**(53,698)**	**12,108**	**(41,590)**	**16,189**	**(26,913)**	**(10,724)**
Provision for/(benefit from) income taxes	(4,093)	–	(4,093)	2,244	–	2,244
Net income/(loss)	**(49,605)**	**12,108**	**(37,497)**	**13,945**	**(26,913)**	**(12,968)**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

41

Statement of Operations - Year Ended December 31, 2025 and 2024

($ in thousands)	Year ended December 31, 2025 Consolidated	Year ended December 31, 2025 Third-party interests	Year ended December 31, 2025 Total segments (Burford-only)	Year ended December 31, 2024 Consolidated	Year ended December 31, 2024 Third-party interests	Year ended December 31, 2024 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 476,813	$ (145,876)	$ 330,937	$ 552,066	$ (163,942)	$ 388,124
Plus/(Less): Third-party interests in capital provision assets	(99,142)	99,142	—	(42,384)	42,384	—
Asset management income/(loss)	6,312	29,712	36,024	8,340	36,287	44,627
Marketable securities income/(loss) and interest	28,760	(289)	28,471	25,014	(436)	24,578
Other income/(loss)	617	—	617	3,051	—	3,051
Total revenues	**413,360**	**(17,311)**	**396,049**	**546,087**	**(85,707)**	**460,380**
Operating expenses						
Compensation and benefits						
Salaries and benefits	48,444	—	48,444	42,418	—	42,418
Annual incentive compensation	22,335	—	22,335	29,210	—	29,210
Share-based and deferred compensation	13,841	—	13,841	8,822	—	8,822
Long-term incentive compensation including accruals	43,622	—	43,622	43,209	—	43,209
General, administrative and other	38,362	(313)	38,049	31,025	(573)	30,452
Case-related expenditures ineligible for inclusion in asset cost	14,645	(7,377)	7,268	801	(1,858)	(1,057)
Total operating expenses	**181,249**	**(7,690)**	**173,559**	**155,485**	**(2,431)**	**153,054**
Operating income/(loss)	**232,111**	**(9,621)**	**222,490**	**390,602**	**(83,276)**	**307,326**
Other expenses						
Finance costs	151,015	—	151,015	135,593	—	135,593
Foreign currency transactions (gains)/losses and other expenses	(2,936)	(5)	(2,941)	1,421	(177)	1,244
Total other expenses	**148,079**	**(5)**	**148,074**	**137,014**	**(177)**	**136,837**
Income/(loss) before income taxes	**84,032**	**(9,616)**	**74,416**	**253,588**	**(83,099)**	**170,489**
Provision for/(benefit from) income taxes	11,844	—	11,844	24,005	—	24,005
Net income/(loss)	**72,188**	**(9,616)**	**62,572**	**229,583**	**(83,099)**	**146,484**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

42

Statement of Financial Condition as of December 31, 2025 and 2024

($ in thousands)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)	December 31, 2024 Consolidated	December 31, 2024 Third-party interests	December 31, 2024 Total segments (Burford-only)
Assets						
Cash and cash equivalents	$ 566,437	$ (35,246)	$ 531,191	$ 469,930	$ (28,269)	$ 441,661
Marketable securities	89,486	—	89,486	79,020	—	79,020
Other assets	73,743	117,914	191,657	61,006	114,475	175,481
Due from settlement of capital provision assets	164,804	—	164,804	183,858	(207)	183,651
Capital provision assets	5,609,949	(1,697,755)	3,912,194	5,243,917	(1,672,693)	3,571,224
Goodwill	134,020	—	134,020	133,948	—	133,948
Deferred tax asset	2,733	—	2,733	3,346	—	3,346
Total assets	**6,641,172**	**(1,615,087)**	**5,026,085**	**6,175,025**	**(1,586,694)**	**4,588,331**
Liabilities						
Debt interest payable	60,033	—	60,033	12,097	—	12,097
Other liabilities	191,606	(76,888)	114,718	141,973	(2,238)	139,735
Long-term incentive compensation payable	228,366	—	228,366	217,552	—	217,552
Debt payable	2,127,829	—	2,127,829	1,763,612	—	1,763,612
Financial liabilities relating to third-party interests in capital provision assets	858,491	(858,491)	—	747,053	(747,053)	—
Deferred tax liability	47,117	—	47,117	35,903	—	35,903
Total liabilities	**3,513,442**	**(935,379)**	**2,578,063**	**2,918,190**	**(749,291)**	**2,168,899**
Total shareholders' equity	**3,127,730**	**(679,708)**	**2,448,022**	**3,256,835**	**(837,403)**	**2,419,432**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

43

Other Reconciliations

Cash Receipts

($ in thousands)	Three months ended Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Consolidated proceeds from capital provision assets	$ 133,426	$ 159,138	$ 76,758	$ 371,054	$ 222,444	$ 395,943	$ 125,344	$ 247,561	$ 119,208
Less: Third-party interests	(49,330)	(56,905)	(34,464)	(126,150)	(92,170)	(91,185)	(36,841)	(120,036)	(22,709)
Total segments (Burford-only) proceeds from capital provision assets	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**304,758**	**88,503**	**127,525**	**96,499**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—	—	—	—	(2,583)	—	—	—
Burford-only total proceeds from capital provision assets	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**302,175**	**88,503**	**127,525**	**96,499**
Consolidated asset management income	878	2,547	1,349	1,538	1,686	3,147	1,644	1,863	1,875
Plus: Eliminated income from funds	14,365	(2,715)	5,763	12,299	13,671	7,963	9,843	4,810	20,655
Total segments (Burford-only) asset management income	**15,243**	**(168)**	**7,112**	**13,837**	**15,357**	**11,110**	**11,487**	**6,673**	**22,530**
Less: Non-cash adjustments[1]	481	8,298	(5,604)	(6,732)	(6,055)	(9,389)	(495)	(2,197)	(19,254)
Burford-only proceeds from asset management income	**15,724**	**8,130**	**1,508**	**7,105**	**9,302**	**1,721**	**10,992**	**4,476**	**3,276**
Burford-only proceeds from marketable securities interest and dividends	5,566	6,593	4,031	4,678	5,418	4,567	5,093	5,476	2,672
Burford-only proceeds from other income	1,252	681	302	1,029	(1,395)	2,028	2,775	217	7,030
Burford-only proceeds from other items	**6,818**	**7,274**	**4,333**	**5,707**	**4,023**	**6,595**	**7,868**	**5,693**	**9,702**
Cash receipts	106,638	117,637	48,135	257,716	143,599	310,491	107,363	137,694	109,477

($ in thousands)	Years ended December 31, 2025	2024	2023	2022	2021
Consolidated proceeds from capital provision assets	$ 740,376	$ 991,292	$ 559,362	$ 387,786	$ 396,415
Less: Third-party interests	(266,849)	(340,232)	(117,296)	(81,857)	(139,826)
Total segments (Burford-only) proceeds from capital provision assets	**473,527**	**651,060**	**442,066**	**305,929**	**256,589**
Plus: Loss on financial liabilities at fair value through profit or loss	—	(2,583)	—	—	—
Burford-only proceeds from capital provision assets	**473,527**	**648,477**	**442,066**	**305,929**	**256,589**
Consolidated asset management income	6,312	8,340	7,642	9,116	14,396
Plus: Eliminated income from funds	29,712	36,287	56,070	46,964	14,349
Total segments (Burford-only) asset management income	**36,024**	**44,627**	**63,712**	**56,080**	**28,745**
Less: Non-cash adjustments[1]	(3,557)	(18,136)	(31,391)	(41,321)	(10,246)
Burford-only proceeds from asset management income	**32,467**	**26,491**	**32,321**	**14,759**	**18,499**
Burford-only proceeds from marketable securities interest and dividends	20,868	20,554	6,297	3,585	2,625
Burford-only proceeds from other income	3,264	3,625	8,525	3,713	3,753
Burford-only proceeds from other items	**24,132**	**24,179**	**14,822**	**7,298**	**6,378**
Cash receipts	530,126	699,147	489,209	327,986	281,466

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

* Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Cash receipts are a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is proceeds from capital provision assets as set forth in our consolidated statements of cash flows.

45

Principal Finance Deployments 46 Three months ended Adjusted Third-party Total segments Adjusted (Burford-only) ($ in thousands) Consolidated interests (Burford-only) Adjustments (Burford-only) Less: private funds less: private funds December 31, 2025 $ 148,962 $ (15,925) $ 133,037 $ (3,300) $ 129,737 $ (17) $ 129,720 September 30, 2025 136,745 (18,121) 118,624 108 118,732 (92) 118,640 June 30, 2025 100,304 (21,025) 79,279 1,497 80,776 (72) 80,704 March 31, 2025 216,476 (90,658) 125,818 4,093 129,911 (84) 129,827 December 31, 2024 154,194 (25,376) 128,818 (2,557) 126,261 (113) 126,148 September 30, 2024 98,150 (24,447) 73,703 137 73,840 (1,563) 72,277 June 30, 2024 177,341 (47,366) 129,975 3,123 133,098 (1,352) 131,746 March 31, 2024 125,403 (58,587) 66,816 699 67,515 (8,435) 59,080 December 31, 2023 135,761 (58,559) 77,202 5,742 82,944 (5,181) 77,763 ` Adjusted Third-party Total segments Adjusted (Burford-only) ($ in thousands) Consolidated interests (Burford-only) Adjustments (Burford-only) Less: private funds less: private funds Year ended December 31, 2025 $ 602,487 $ (145,729) $ 456,758 $ 2,398 $ 459,156 $ (265) $ 458,891 Year ended December 31, 2024 555,088 (155,776) 399,312 1,402 400,714 (11,463) 389,251

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds	Adjusted (Burford-only) less: private funds
	Three months ended						
December 31, 2025	$ 192,210	(49,330)	$ 142,880	5,036	$ 147,916	(4,158)	$ 143,758
September 30, 2025	139,361	(56,905)	82,456	2,832	85,288	(536)	84,752
June 30, 2025	90,077	(34,464)	55,613	6,273	61,886	(3,796)	58,090
March 31, 2025	288,848	(125,943)	162,905	243	163,148	(14,285)	148,863
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425	(9,276)	244,149
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416	(3,712)	164,704
June 30, 2024	191,883	(36,841)	155,042	1,704	156,746	(2,082)	154,664
March 31, 2024	112,971	(39,763)	73,208	(10,671)	62,537	(1,463)	61,074
December 31, 2023	313,660	(101,228)	212,432	24,191	236,623	(14,508)	222,115

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds	Adjusted (Burford-only) less: private funds
Year ended December 31, 2025	$ 710,496 $	(266,642)	$ 443,854 $	14,384	$ 458,238 $	(22,775)	$ 435,463
Year ended December 31, 2024	907,042	(260,166)	646,876	(5,752)	641,124	(16,533)	624,591
Year ended December 31, 2023	708,293	(195,638)	512,655	17,971	530,626	(34,410)	496,216
Year ended December 31, 2022	426,734	(69,603)	357,131	3,400	360,531	(10,322)	350,209
Year ended December 31, 2021	455,148	(164,786)	290,362	8,822	299,184	(35,032)	264,152
Year ended December 31, 2020	540,294	(13,992)	526,302	(17,157)	509,145	(172,501)	336,644
Year ended December 31, 2019	439,359	(43,679)	395,680	65,543	461,223	(233,067)	228,156
Year ended December 31, 2018	634,856	(109,317)	525,539	(33,430)	492,109	(216,462)	275,647
Year ended December 31, 2017	362,890	(49,398)	313,492	(54,212)	259,280	(17,064)	242,216
Year ended December 31, 2016	189,214	—	189,214	(12,715)	176,499	—	176,499
Year ended December 31, 2015	134,233	—	134,233	—	134,233	—	134,233
Year ended December 31, 2014	55,925		55,925		55,925		55,925
Year ended December 31, 2013	37,472		37,472		37,472		37,472

Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)
Year ended December 31, 2025	$ 4,191	$ (424)	$ 3,767

47

Net Realized Gains/(Losses) 48 For the three months ended Principal Excluding ($ in thousands) Finance Less: private funds private funds December 31, 2025 $ 64,629 $ (1,601) $ 63,028 September 30, 2025 31,939 (136) 31,803 June 30, 2025 26,592 (1,553) 25,039 March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 — 99,153 March 31, 2024 29,894 (1,140) 28,754 December 31, 2023 62,856 48 62,904 Principal Excluding ($ in thousands) Finance Less: private funds private funds Year ended December 31, 2025 $ 157,744 $ (6,697) $ 151,047 Year ended December 31, 2024 327,174 (2,567) 324,607

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 49 NOTE: Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) December 31, 2025 December 31, 2024 Total Burford Capital Limited equity $ 2,448,022 $ 2,419,432 Less: Goodwill (134,020) (133,948) Tangible book value attributable to Burford Capital Limited 2,314,002 2,285,484 Basic ordinary shares outstanding 218,897,440 219,421,904 Tangible book value attributable to Burford Capital Limited per ordinary share 10.57 10.42

Covenant Calculations as of December 31, 2025 and 2024 50 Consolidated net debt to consolidated tangible assets ratio calculation Consolidated indebtedness to net tangible equity ratio calculation 1) Represents the total principal amount of debt outstanding as set forth in the annual report on Form 10-K for the year ended December 31, 2025. Debt securities denominated in pound sterling have been converted to US dollar using GBP/USD exchange rates of $1.3491 and $1.2529 as of December 31, 2025 and 2024, respectively. Consolidated indebtedness to consolidated equity ratio calculation (2031 Notes) Consolidated indebtedness to consolidated equity ratio calculation (2033 Notes) ($ in thousands) December 31, 2025 December 31, 2024 Total principal amount of debt outstanding(1) $ 2,153,641 $ 1,783,690 Plus: Derivative liabilities — — Less: Cash and cash equivalents (566,437) (469,930) Less: Marketable securities (89,486) (79,020) Consolidated net debt 1,497,718 1,234,740 Total assets 6,641,172 6,175,025 Less: Goodwill (134,020) (133,948) Consolidated tangible assets 6,507,152 6,041,077 Consolidated net debt to consolidated tangible assets ratio 23% 20% ($ in thousands) December 31, 2025 December 31, 2024 Debt payable $ 2,127,829 $ 1,763,612 Plus: Derivative liabilities — — Less: Debt attributable to Unrestricted Subsidiaries — — Consolidated Indebtedness 2,127,829 1,763,612 Total equity 3,127,730 3,256,835 Less: Equity attributable to Unrestricted Subsidiaries (683,091) (822,492) Less: Goodwill (134,020) (133,948) Net Tangible Equity 2,310,619 2,300,395 Consolidated Indebtedness to Net Tangible Equity Ratio 0.92x 0.77x ($ in thousands) December 31, 2025 December 31, 2024 Debt payable $ 2,127,829 $ 1,763,612 Plus: Derivative liabilities — — Less: Debt attributable to Unrestricted Subsidiaries — — Less: The lesser of specified cash and cash equivalent or $100 million (100,000) (100,000) Consolidated Indebtedness 2,027,829 1,663,612 Total equity 3,127,730 3,256,835 Less: Equity attributable to Unrestricted Subsidiaries (683,091) (822,492) Consolidated Equity 2,444,639 2,434,343 Consolidated Indebtedness to Consolidated Equity Ratio 0.83x 0.68x ($ in thousands) December 31, 2025 December 31, 2024 Debt payable $ 2,127,829 $ — Plus: Derivative liabilities — — Less: Debt attributable to Unrestricted Subsidiaries — — Less: The lesser of specified cash and cash equivalent or $100 million (135,000) — Consolidated Indebtedness 1,992,829 — Total equity 3,127,730 — Less: Equity attributable to Unrestricted Subsidiaries (683,091) — Consolidated Equity 2,444,639 — Consolidated Indebtedness to Consolidated Equity Ratio 0.82x —

YPF-Related Income

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	Three months ended December 31, 2025 Consolidated	Three months ended December 31, 2025 Third-party interests	Three months ended December 31, 2025 Total segments (Burford-only)	Three months ended December 31, 2024 Consolidated	Three months ended December 31, 2024 Third-party interests	Three months ended December 31, 2024 Total segments (Burford-only)
Net realized gains/(losses)	$ 81,890	$ (17,261)	$ 64,629	$ 177,392	$ (35,755)	$ 141,637
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	(81,911)	13,378	(68,533)	(62,587)	(6,075)	(68,662)
Income on capital provision assets, excluding YPF	**(21)**	**(3,883)**	**(3,904)**	**114,805**	**(41,830)**	**72,975**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	35,732	(14,415)	21,317	(14,620)	4,789	(9,831)
Other income/(loss)	5,354	(250)	5,104	(17,613)	369	(17,244)
Total capital provision income	**41,065**	**(18,548)**	**22,517**	**82,572**	**(36,672)**	**45,900**

($ in thousands)	Year ended December 31, 2025 Consolidated	Year ended December 31, 2025 Third-party interests	Year ended December 31, 2025 Total segments (Burford-only)	Year ended December 31, 2024 Consolidated	Year ended December 31, 2024 Third-party interests	Year ended December 31, 2024 Total segments (Burford-only)
Net realized gains/(losses)	$ 260,592	$ (102,848)	$ 157,744	$ 439,665	$ (112,491)	$ 327,174
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	(86,454)	54,703	(31,751)	819	(9,398)	(8,579)
Income on capital provision assets, excluding YPF	**174,138**	**(48,145)**	**125,993**	**440,484**	**(121,889)**	**318,595**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	272,043	(96,161)	175,882	127,162	(42,582)	84,580
Other income/(loss)	30,632	(1,570)	29,062	(15,580)	529	(15,051)
Total capital provision income	**476,813**	**(145,876)**	**330,937**	**552,066**	**(163,942)**	**388,124**

51

YPF-Related Fair Value

YPF fair value - reconciliation of consolidated to Burford-only

($ in thousands)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)	December 31, 2024 Consolidated	December 31, 2024 Third-party interests	December 31, 2024 Total segments (Burford-only)
Capital provision assets	**$ 5,609,949**	**$ (1,697,755)**	**$ 3,912,194**	**$ 5,243,917**	**$ (1,672,693)**	**$ 3,571,224**
Deployed costs	**2,498,463**	**(640,630)**	**1,857,833**	**2,341,377**	**(668,784)**	**1,672,593**
Deployed costs on YPF-related assets	193,564	(75,987)	117,577	76,405	(6,829)	69,576
Deployed costs on non-YPF-related assets	2,304,899	(564,643)	1,740,256	2,264,972	(661,955)	1,603,017
Unrealized gains	**3,111,486**	**(1,057,125)**	**2,054,361**	**2,902,540**	**(1,003,909)**	**1,898,631**
Unrealized gains on YPF-related assets	2,390,155	(818,374)	1,571,781	2,118,112	(722,213)	1,395,899
Unrealized gains on non-YPF-related assets	721,331	(238,751)	482,580	784,428	(281,696)	502,732

($ in thousands)	December 31, 2023 Consolidated	December 31, 2023 Third-party interests	December 31, 2023 Total segments (Burford-only)	December 31, 2022 Consolidated	December 31, 2022 Third-party interests	December 31, 2022 Total segments (Burford-only)
Capital provision assets	**$ 5,045,388**	**$ (1,613,276)**	**$ 3,432,112**	**$ 3,735,556**	**$ (1,099,116)**	**$ 2,636,440**
Deployed costs	**2,280,563**	**(668,281)**	**1,612,282**	**2,046,149**	**(526,702)**	**1,519,447**
Deployed costs on YPF-related assets	67,167	(6,829)	60,338	61,610	(6,985)	54,625
Deployed costs on non-YPF-related assets	2,213,396	(661,452)	1,551,944	1,984,539	(519,717)	1,464,822
Unrealized gains	**2,764,825**	**(944,995)**	**1,819,830**	**1,689,407**	**(572,414)**	**1,116,993**
Unrealized gains on YPF-related assets	1,990,950	(679,631)	1,311,319	1,170,939	(402,529)	768,410
Unrealized gains on non-YPF-related assets	773,875	(265,364)	508,511	518,468	(169,885)	348,583

($ in thousands)	December 31, 2021 Consolidated	December 31, 2021 Third-party interests	December 31, 2021 Total segments (Burford-only)	December 31, 2020 Consolidated	December 31, 2020 Third-party interests	December 31, 2020 Total segments (Burford-only)
Capital provision assets	**$ 3,117,263**	**$ (798,997)**	**$ 2,318,266**	**$ 2,714,314**	**$ (705,305)**	**$ 2,009,009**
Deployed costs	**1,594,085**	**(325,548)**	**1,268,537**	**1,235,429**	**(243,985)**	**991,444**
Deployed costs on YPF-related assets	57,128	(6,986)	50,142	47,989	(6,986)	41,003
Deployed costs on non-YPF-related assets	1,536,957	(318,562)	1,218,395	1,187,440	(236,999)	950,441
Unrealized gains	**1,523,178**	**(473,449)**	**1,049,729**	**1,478,885**	**(461,320)**	**1,017,565**
Unrealized gains on YPF-related assets	1,173,654	(403,031)	770,623	1,175,443	(403,224)	772,219
Unrealized gains on non-YPF-related assets	349,524	(70,418)	279,106	303,442	(58,096)	245,346

52

Asset Management Income 53 Three months ended December 31, 2025 Three months ended December 31, 2024 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 878 $ — $ 878 $ 1,686 $ — $ 1,686 Performance fee income — 13,100 13,100 — — — Profit sharing income from funds — 1,265 1,265 — 13,671 13,671 Total asset management income 878 14,365 15,243 1,686 13,671 15,357 Year ended December 31, 2025 Year ended December 31, 2024 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 5,112 $ — $ 5,112 $ 6,840 $ — $ 6,840 Performance fee income 1,200 17,500 18,700 1,500 — 1,500 Profit sharing income from funds — 12,212 12,212 — 36,287 36,287 Total asset management income 6,312 29,712 36,024 8,340 36,287 44,627

Undrawn Commitments

($ in thousands)	December 31, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 1,269,708	$ (161,649)	$ 1,108,059
Discretionary	793,533	(165,507)	628,026
Legal risk (definitive)	47,235	—	47,235
Total capital provision undrawn commitments	**2,110,476**	**(327,156)**	**1,783,320**

($ in thousands)	December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 962,808	$ (189,135)	$ 773,673
Discretionary	1,032,433	(214,568)	817,865
Legal risk (definitive)	41,318	—	41,318
Total capital provision undrawn commitments	**2,036,559**	**(403,703)**	**1,632,856**

($ in thousands)	December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 839,973	$ (248,031)	$ 591,942
Discretionary	977,733	(211,196)	766,537
Legal risk (definitive)	55,583	(6,057)	49,526
Total capital provision undrawn commitments	**1,873,289**	**(465,284)**	**1,408,005**

($ in thousands)	December 31, 2022 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 817,186	$ (225,446)	$ 591,740
Discretionary	822,348	(182,147)	640,201
Legal risk (definitive)	81,193	(5,853)	75,340
Total capital provision undrawn commitments	**1,720,727**	**(413,446)**	**1,307,281**

($ in thousands)	December 31, 2021 Consolidated	interests	Total (Burford-only)
Definitive	$ 703,417	$ (180,591)	$ 522,826
Discretionary	701,107	(173,684)	527,423
Legal risk (definitive)	88,260	(6,233)	82,027
Total capital provision undrawn commitments	**1,492,784**	**(360,508)**	**1,132,276**

54

Capital Provision Income

($ in thousands)	Three months ended December 31, 2025 Consolidated	Three months ended December 31, 2025 Third-party interests	Three months ended December 31, 2025 Total segments (Burford-only)	Three months ended December 31, 2024 Consolidated	Three months ended December 31, 2024 Third-party interests	Three months ended December 31, 2024 Total segments (Burford-only)
Net realized gains/(losses)	$ 81,890	$ (17,261)	$ 64,629	$ 177,392	$ (35,755)	$ 141,637
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	(46,179)	(1,037)	(47,216)	(77,207)	(1,286)	(78,493)
Income/(loss) on capital provision assets	**35,711**	**(18,298)**	**17,413**	**100,185**	**(37,041)**	**63,144**
Foreign exchange gains/(losses)	1,605	(250)	1,355	(11,502)	369	(11,133)
Other income/(loss)	3,749	—	3,749	(6,111)	—	(6,111)
Total capital provision income	**41,065**	**(18,548)**	**22,517**	**82,572**	**(36,672)**	**45,900**

($ in thousands)	Year ended December 31, 2025 Consolidated	Year ended December 31, 2025 Third-party interests	Year ended December 31, 2025 Total segments (Burford-only)	Year ended December 31, 2024 Consolidated	Year ended December 31, 2024 Third-party interests	Year ended December 31, 2024 Total segments (Burford-only)
Net realized gains/(losses)	$ 260,592	$ (102,848)	$ 157,744	$ 439,665	$ (112,491)	$ 327,174
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	185,589	(41,458)	144,131	127,981	(51,980)	76,001
Income/(loss) on capital provision assets	**446,181**	**(144,306)**	**301,875**	**567,646**	**(164,471)**	**403,175**
Foreign exchange gains/(losses)	20,145	(1,570)	18,575	(15,701)	529	(15,172)
Net gains/(losses) on financial liabilities at fair value through profit or loss	96	—	96	(2,583)	—	(2,583)
Other income/(loss)	10,391	—	10,391	2,704	—	2,704
Total capital provision income	**476,813**	**(145,876)**	**330,937**	**552,066**	**(163,942)**	**388,124**

55

Rolling Return on Tangible Common Equity 56 ($ in thousands) December 31, 2025 December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 Net income/(loss) attributable to Burford Capital Limited shareholders 62,572 146,484 610,522 30,506 (28,751) Plus: Amortization of intangible assets 0 0 0 0 0 Net income/(loss) attributable to Burford Capital Limited shareholders before amortization of intangible assets 62,572 146,484 610,522 30,506 (28,751) Total Burford Capital Limited equity 2,448,022 2,419,432 2,290,858 1,742,584 1,695,872 Less: Goodwill and intangible assets 134,020 133,948 133,965 133,912 134,019 Tangible book value attributable to Burford Capital Limited 2,314,002 2,285,484 2,156,893 1,608,672 1,561,853 Rolling return on tangible common equity (3 yrs) 13% 14 % NOTE: Rolling return on tangible common equity (“ROTCE”) is calculated as the average of the fiscal year net income/(loss) attributable to Burford Capital Limited shareholders in each annual period divided by the average of the tangible common equity as of the end of each fiscal year during the measurement period, including the fiscal year-end immediately preceding the measurement period. ROTCE is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is net income/(loss) attributable to Burford Capital Limited shareholders as set forth in our consolidated statements of operations.

Operating Expenses as % of Total Revenue and Group-Wide Portfolio 57 (Burford-only, except where noted as group-wide) Year ended December 31, ($ in thousands) 2025 2024 2023 2022 2021 Compensation and benefits Salaries and benefits $ 48,444 $ 42,418 $ 39,788 $ 34,207 $ 33,084 Annual incentive compensation 22,335 29,210 32,697 24,338 22,145 Share-based and deferred compensation 13,841 8,822 21,128 11,201 10,521 Long-term incentive compensation including accruals 43,622 43,209 127,471 16,600 47,229 General, administrative and other 38,049 30,452 32,783 28,713 29,919 Case-related expenditures ineligible for inclusion in asset cost 7,268 (1,057) 14,671 7,637 2,213 Total operating expenses 173,559 153,054 268,538 122,696 145,111 Total revenues 396,049 460,380 976,542 250,605 191,882 Total group-wide portfolio 7,477,405 7,389,544 7,170,308 6,146,871 5,322,764 Operating expenses as % of total revenues 44% 33% 27% 49% 76 % Compenstion and benefits as % of total revenues 32% 27% 23% 34% 59 % Other operating expenses as % of total revenues 12% 6% 4% 15% 17 % Operating expenses as % of group-wide portfolio 2.3% 2.1% 3.7% 2.0% 2.7% 2023 carry accrual from YPF-related assets as % of group-wide portfolio 1.0%

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets funded directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services includes the management of legal finance assets on behalf of third-party investors through private funds and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset or other additions on consolidation, which add to our deployed cost in such asset. Glossary 58

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation that refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets financed by third-party capital through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair value of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by Burford. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 59

Glossary (continued) 60 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (consolidated statements of operations) or cumulatively (consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.